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                                                                   Exhibit 10.01
Mr. John Badagliacco
Rouse Corporate Center
400 E. Van Buren, 5th Floor
Phoenix, Arizona 85004

                Re: TERMINATION OF LEASE AGREEMENT ("LEASE AGREEMENT") BETWEEN ROUSE-CORPORATE CENTER LIMITED PARTNERSHIP ("LANDLORD") AND QUEPASA.COM, INC. ("TENANT"), DATED MAY 12, 1999

Dear Mr. Badagliacco:

          This Lease termination offer represents terms and an execution date mutually agreed to during a conversation this morning with Phillip M. Breidenbach of Colliers International.

          Tenant hereby offers to terminate the Lease Agreement in consideration of the lump sum payment of $130,000, payable in U.S. dollars, from Tenant to Landlord, upon execution of the termination offer. Upon Landlords acceptance of this termination offer, Tenant shall vacate the leased premises upon thirty (30) days prior written notice from Landlord, but no later than October 31, 2001. Upon Lessor's acknowledgment below, Lessee and Lessor are hereby released from all obligations under the Lease Agreement, including any amounts owed under the Lease Agreement. In addition, Tenant acknowledges forfeiture of the security deposit upon acceptance of this termination offer. Lessor has until AUGUST 3, 2001 to accept this Lease termination offer or it shall automatically become null and void.

          The parties further agree that facsimile signatures shall be as effective as original signatures for all purposes.

                                            Sincerely

                                            QUEPASA.COM, INC.

                                            By:
                                                --------------------------

                                            Its:
                                                 -------------------------
ACKNOWLEDGED and AGREED TO
this ___ day of _____________, 2001.

ROUSE-PHOENIX CORPORATE CENTER LIMITED PARTNERSHIP

By:
    --------------------------

Its:
     -------------------------


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                           LEASE TERMINATION AGREEMENT


          THIS LEASE TERMINATION AGREEMENT is made and entered into as of 10/01/01 by and between ROUSE-PHOENIX CORPORATE LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") by ROUSE OFFICE MANAGEMENT OF ARIZONA, INC., Managing Agent, and QUEPASA.COM, INC., a Nevada corporation ("Tenant").

                                R E C I T A L S:

          A. Landlord and Tenant entered into a Lease dated May 12, 1999 (the "Lease"), for Premises containing approximately 13,277 square feet of Rental Area, in the building known as One Arizona Center (the "Premises"); and

          B. Landlord and Tenant mutually desire to affect an early termination of the Lease provided certain conditions precedent are met.

          NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), paid by Landlord and Tenant, each to the other, and the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

          1. TERMINATION OF LEASE. Effective the earlier to occur of (i) thirty (30) days after the date of written notice from Landlord; or (ii) October 31, 2001 ("Termination Date"), the Lease shall be terminated and shall be of no further force and effect, except as hereinafter provided, and provided that (a) Tenant has executed and delivered to Landlord four (4) copies of this Lease Termination Agreement without modification, alteration or addition hereto, and
(b) Tenant has paid to Landlord, upon the execution of this Lease Termination Agreement the sum of One Hundred Thirty Thousand Dollars and No Cents ($130,000.00) as an early termination fee in addition to forfeiting the Security Deposit. The foregoing termination fee shall include all Rent and other sums due and owing Landlord under the Lease through the Termination Date, regardless of whether the Termination Date occurs October 31, 2001 or earlier.

In the event the conditions precedent to the cancellation of the Lease have been fulfilled, Tenant shall vacate the Premises on or before the Termination Date, and shall remove all of its trade fixtures and personal property from the Premises and leave the Premises broom clean an din as good as condition as when received, normal wear and tear accepted.

          2. RELEASE OF LIABILITY. Effective upon the Termination Date, Landlord an Tenant shall release each other from any and all liabilities, claims rights or causes of action arising out of or with respect to the Lease on or after such Termination Date, however, Landlord shall not waive those claims that Landlord may have against Tenant for (a) indemnification of the Landlord as provided in Section 22 of the Lease which shall survive the termination of the Lease as to any act, omission or occurrence which took place prior to the termination of the Lease, (b) holdover damages, in accordance with the Lease, in the event Tenant fails to vacate in

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accordance with the terms hereof, and (c) costs and expenses of Landlord, including attorney's fees, incurred in enforcing the terms of this Lease Termination Agreement.

          3. TERMINATION IN ACCORDANCE WITH PROVISIONS. In the event the Lease is not cancelled and terminated in accordance with the provisions contained hereinabove, this Lease Termination Agreement shall be null and void, and of no further force and effect, and Landlord shall continue, notwithstanding this Lease Termination Agreement, to have any and all rights to assert claims and demands under and pursuant to the laws, general and statutory, of the state where the Premises is located, and of any other jurisdiction applicable to the Tenant and the Lease.

          4. ATTESTATION. Execution by signature of an authorized officer of Landlord shall be effective only upon attestation thereof by corporate Secretary or Assistant Secretary of Landlord and the affixing of Landlord's corporate seal.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST                                     LANDLORD:
                                           ROUSE-PHOENIX CORPORATE CENTER
                                           LIMITED PARTNERSHIP

                                           By:  ROUSE OFFICE MANAGEMENT OF
                                                ARIZONA, INC, Managing Agent

----------------------------               By: ----------------------------


ATTEST:                                    TENANT:
                                           QUEPASA.COM, INC.



----------------------------               By: ----------------------------

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